SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2012, Wabash National Corporation (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Walker Group Holdings LLC (“Target”) and Walker Group Resources LLC (“Seller”, and together with the Target, the “Walker Companies”), pursuant to which the Company will purchase all of the equity interests (the “Acquisition”) of Target from Seller. Target is a leading manufacturer of liquid-transportation systems and engineered products based in New Lisbon, Wisconsin. The Walker Companies are wholly-owned by Insight Equity Holdings LLC, the Dallas, Texas-area headquartered private equity firm. Pursuant to the Agreement, the total consideration to be paid by the Company is $360 million in cash (the “Purchase Price”), subject to purchase price adjustments related to the acquired working capital.

Consummation of the Acquisition is subject to certain conditions, including, among others: (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (ii) the accuracy of the representations and warranties made by the Company and the Walker Companies, in each case subject to certain materiality exceptions; (iii) compliance by the Company and the Walker Companies with their respective obligations under the Agreement, subject to certain materiality exceptions; and (iv) both the Company and Walker having executed certain other documents and ancillary agreements at or prior to the closing of the Acquisition (the “Closing”). In addition, the Company’s obligation to consummate the Acquisition is subject to certain other conditions, including the absence of any change, event, occurrence or conditions since December 31, 2011 that is, or would reasonably be expected to be, materially adverse to the business, results of operations, assets or financial condition of Walker and its subsidiaries, taken as a whole, or would reasonably be expected to, prevent or materially delay consummation of the Acquisition, in each case subject to certain exceptions.

Under the terms of the Agreement, each party has agreed to use its commercially reasonable efforts to take or cause to be taken, to do or cause to be done all things necessary, proper or advisable to cause the consummation of the Acquisition and to take reasonable best efforts to obtain any clearance required under the HSR Act (collectively, the “Required Approvals”).

In addition to the parties’ commitments regarding the Required Approvals, the Agreement also contains additional customary covenants and agreements of each of Walker and the Company. Consummation of the Acquisition is not subject to a financing condition; however, Walker has agreed to provide reasonable best efforts to assist the Company in completing the Company’s financing of the Acquisition.

In connection with entering into the Agreement, Wabash has entered into a Commitment Letter with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), Wells Fargo Securities, LLC (“WFS”), Wells Fargo Bank, National Association (“Wells Fargo”) and Wells Fargo Capital Finance, LLC (“WFCF”) on March 26, 2012 (the “Commitment Letter”). The Commitment Letter provides for committed debt financing from Morgan Stanley and Wells Fargo in the form of a $450 million senior secured bridge credit facility that has a maturity date four years from the Closing (the “Bridge Facility”). The Commitment Letter also provides that, subject to market conditions, in place of the Bridge Facility the Company may issue (either by private placement or in an underwritten public sale) debt, equity and/or equity-linked (including, without limitation, convertible debt) securities and/or first lien term B loans and/or second lien term loans (collectively “Other Securities”). The Commitment Letter also provides for the commitment of Morgan Stanley and WFCF to provide Wabash with a new asset-based revolving credit facility that has a 5-year maturity in the event that Wabash is unable to amend its existing credit agreement by April 16, 2012 to permit the Acquisition, the Bridge Facility and the issuance of Other Securities. The Commitment Letter is subject to various conditions, including the absence of a Material Adverse Effect on Target having occurred, the execution of satisfactory documentation and other customary closing conditions.

The Agreement contains customary indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters, provided, however, that except for breaches of the representation regarding the capitalization of Walker and its subsidiaries and intentional fraud, each party’s indemnification obligations are limited to $10 million, but only once the aggregate of losses that are subject to indemnification exceed $2.7 million.

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The Agreement contains specified termination rights for the parties. The Agreement may be terminated at any time prior to the closing by mutual written consent of the Company and Seller or by either party, if: (i) the Acquisition fails to close on or before June 25, 2012 (the “End Date”); (ii) any governmental authority with jurisdiction of such matter has issued a final and nonappealable order permanently restraining, enjoining or otherwise prohibiting the Acquisition; or (iii) the other party has breached any representation, warranty or covenant, such that a condition to closing relating to the accuracy of the other party’s representations and warranties or performance of covenants would fail to be satisfied and such breach is not curable or, if curable, is not cured within 30 days notice of such breach. The Agreement may be terminated by Seller if all the conditions to Closing have been satisfied, the Company fails to consummate the transaction, and the Seller was ready, willing and able to consummate the Acquisition (“Wabash Termination Event”). The Agreement further provides that Wabash shall pay to Seller, a fee equal to $20,000,000 in the event that the Agreement is terminated due to (i) a breach by Wabash of its representations, warranties or covenants, or (ii) the occurrence of a Wabash Termination Event.

The foregoing description of the Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Walker Companies, the Company, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and were made as of specified dates, were solely for the benefit of the parties to the Agreement, and are qualified by information in confidential disclosures that the Company exchanged with Walker in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Walker Companies, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Section 7 Regulation FD

Item 7.01 Regulation FD Disclosure

On March 27, 2012, Wabash National Corporation issued a press release announcing the Transaction and delivered an investor presentation relating to the Transaction, copies of which are furnished with this Current Report as Exhibit 99.1 and Exhibit 99.2, respectively.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

2.1	Purchase & Sale Agreement by and among Wabash National Corporation, Walker Group Holdings LLC and Walker Group Resources LLC dated as of March 26, 2012

99.1	Press Release of Wabash National Corporation issued on March 27, 2012

99.2	Investor Presentation of Wabash National Corporation used on March 27, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation

Date: March 27, 2012	By:	/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Exhibit

2.1	Purchase & Sale Agreement by and among Wabash National Corporation, Walker Group Holdings LLC and Walker Group Resources LLC dated as of March 26, 2012

99.1	Press Release of Wabash National Corporation issued on March 27, 2012

99.2	Investor Presentation of Wabash National Corporation used on March 27, 2012